Ex 10.29

DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (this "Agreement"), effective as of February 9, 2021 (the "Effective Date"), is entered into by and between Medley Management Inc., a Delaware corporation (the "Company"), and Peter Kravitz of Province LLC ("Director").

The Company and Director desire to enter into this Agreement to set forth the terms and conditions of Director's service on the Board of Directors of the Company (the "Board").

AGREEMENTS

In consideration of the mutual covenants of the parties hereto as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Service on the Board of Directors.

(a) Position and Duties. Beginning on the date hereof and ending on the earlier of December 31, 2021, Director's death, disability, resignation or removal (the "Term"), Director shall serve as a member of the Board, and such committees of the Board as the Board may request from time to time.

(b) Time Commitment. Director agrees to attend all meetings of the Board and meetings of any committees of the Board of which Director is a member in person (unless such meeting is to be held telephonically or by video conference, in which case Director shall attend such meeting telephonically or by video conference, as the case may be).

(c) Compensation. For as long as Director serves on the Board, Director shall receive compensation in the amount of $45,000 for the first month and then $30,000 per month thereafter, subject to amounts required by law to be withheld, if any (the "Monthly Fee"), provided, however, that the Monthly Fee may be reduced at any time following the date that is four (4) months after the Effective Date if the Board determines that the duties of the Director have been materially reduced. The Monthly Fee shall be paid in advance on the first day of each month during the Term.

(d) Expenses. The Company will reimburse Director for all reasonable out-of-pocket expenses incurred by Director in connection with the performance of Director's duties and obligations under this Agreement, including any reasonable out-of-pocket expenses incurred by Director in attending meetings of the Board or any committee thereof on which Director serves. Director shall comply with such limitations and reporting requirements with respect to expenses as may be established by the Company from time to time (including without limitation provision of supporting documentation).

(e) Early Termination. The Board shall provide Director with no less than one months prior notice of the removal of Director (the "Early Termination Notice Period") from the Board prior to the expiration of the Term ("Early Termination"); provided, however, that an Early Termination may occur prior to the Early Termination Notice Period if the Board pays Director a severance payment equal to one Monthly Fee.

2. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, emailed or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the signature page to this Agreement or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when personally delivered, when transmitted by email or one business day after sent by reputable overnight courier service.

3. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Agreement and those documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have been related to the subject matter hereof in any way.

(c) Counterparts. This Agreement may be executed in separate counterparts, each ofwhich is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Remedies. Each of the parties to this Agreement shall be entitled to enforce his or its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.

(e) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Director.

(f) Assignment. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Director, the Company and their respective successors and assigns.

(g) Governing Law. The provisions of this Agreement shall be construed in accordance with the internal laws, but not the law of conflicts of the State of Delaware. For the purposes of any claim or cause of action in any legal proceeding initiated over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, such claim or cause of action shall be initiated in any federal or state court located within the State of Delaware, and the parties further agree that venue for all such matters shall lie exclusively in those courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have, including, without limitation, any claim of forum non conveniens, to venue and any objection to personal jurisdiction or venue in such jurisdiction in the courts located in the State of Delaware. The parties agree that a judgment in any such dispute may be enforced in other jurisdictions by proceedings on the judgment or in any other manner provided by law.

(h) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES HERETO EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. EACH OF THE PARTIES HERETO FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

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